FOR IMMEDIATE RELEASE

CONTACTS:
John Carlson, Alanco Technologies, Inc., 480-505-4869

New Subsidiary Alanco Energy Services, Inc.
To Provide Produced Water Disposal
Services to Natural Gas Industry

(Scottsdale, AZ – April 9, 2012) – Alanco Technologies, Inc. (OTCBB: ALAN.OB) today announced formation of a new wholly-owned Colorado subsidiary, Alanco Energy Services, Inc.
(“AES” or “Company”) to treat and dispose of “produced water” generated by natural gas producers in Western Colorado.   The new Company has entered into a definitive agreement to purchase (expected to close in the next few days) a 160 acre parcel; acquired an additional long-term leased site (both located near Grand Junction, Colorado); and acquired intellectual property and rights to Federal, State and County permits required to develop both sites to provide such services to the local gas industry.

Produced water, usually highly saline, and containing 1-2% entrained hydrocarbon condensate (oil), is produced as a by-product of oil and gas production, and is most often disposed into on-site injection wells, near the production sites.  However, on-site capacity limitations frequently require producers to truck excess water to alternative commercial disposal facilities which can be a major expense, particularly in light of current low gas prices.  Recent growth of the U.S. natural gas industry is creating demand for new facilities to dispose of produced water, while increasingly restrictive Federal and State environmental requirements are increasing both the cost and timelines for new disposal locations and/or expansion of existing facilities.

AES’s produced water business will entail the receipt of truck delivered produced water from gas producers within an approximate 100 mile radius of AES’s disposal sites for a per barrel fee in the $3 - $4 range;  treatment of the received water to recover and sell the approximate 1-2% of entrained oil; and disposal of the treated water into on-site evaporation ponds.  AES’s target market is Western Colorado’s Piceance Basin production area, with over 12,000 currently active gas wells.  In 2010, Piceance Basin gas producers generated in excess of 35 million barrels of produced water, and contracted for off-site disposal of about 15% of that volume.

AES’s initial investment, for land purchase, lease transfer, permits, and intellectual property comprised of an approximate $600,000 cash payment, 40,000 shares of restricted Alanco common stock, a $200,000 non-interest bearing secured note due November, 2012, and potentially significant earn-out payments over an approximate 10 year period, based upon AES profitability.
The sellers in the transaction were Colorado-based TC Operating, LLC, and a related entity, Deer Creek Disposal, LLC.

Phase I site development has commenced with completion anticipated in twelve months, and additional capital investment estimated to be approximately $5,000,000.  Alanco Management anticipates that currently available cash and equivalents, plus significant early AES cash generation, will be sufficient to finance Phase I project build-outs.  Future planned facilities expansion is expected to be entirely financed by AES generated cash flow.

AES has entered into a Management Services contract with TC Operating, LLC (“TCO”) to provide operating management of the AES produced water disposal business, including facility construction project management.  The TCO managing partners, Tom Pool and Craig Creel, each have over 30 years of broad experience in the oil and gas industry.

EXCEPT FOR HISTORICAL INFORMATION, THE STATEMENTS CONTAINED IN THIS PRESS RELEASE ARE FORWARD-LOOKING STATEMENTS MADE PURSUANT TO THE
SAFE HARBOR PROVISIONS OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995.  ALL SUCH FORWARD-LOOKING STATEMENTS ARE SUBJECT TO, AND
ARE QUALIFIED BY, RISKS AND UNCERTAINTIES THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE EXPRESSED OR IMPLIED BY THOSE
STATEMENTS.  THESE RISKS AND UNCERTAINTIES INCLUDE, BUT ARE NOT LIMITED TO, REDUCED DEMAND FOR OUR PRODUCTS; COMPETITIVE PRICING AND
DIFFICULTY MANAGING PRODUCT COSTS; DEVELOPMENT OF NEW TECHNOLOGIES; RAPID INDUSTRY CHANGES; FAILURE OF AN ACQUIRED BUSINESS TO
FURTHER THE COMPANY’S STRATEGIES; THE ABILITY TO MAINTAIN SATISFACTORY RELATIONSHIPS WITH LENDERS AND REMAIN IN COMPLIANCE WITH FINANCIAL
COVENANTS AND OTHER REQUIREMENTS UNDER CURRENT BANKING AGREEMENTS; AND MARKET RISK ASSOCIATED WITH HOLDING ORBCOMM STOCK.
# # #